UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 1, 2006
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415)247-3000

N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01.     Entry Into a Material Definitive Agreement
On March 1, 2006, Del Monte Corporation (“Del Monte”), a wholly-owned subsidiary of Del Monte Foods Company, entered into an Asset Purchase Agreement with TreeHouse Foods, Inc. (“TreeHouse”). Pursuant to the Asset Purchase Agreement, Del Monte will sell to TreeHouse certain real estate, equipment, machinery, inventory, raw materials, intellectual property and other assets that are primarily related to Del Monte’s (1) private label soup business, referred to as Del Monte Corporate Brands, (2) infant feeding business conducted under the brand name Nature’s Goodness, and (3) the food service soup business (collectively, the “Businesses”). Under the terms of the Asset Purchase Agreement, TreeHouse will assume certain liabilities to the extent related to the Businesses and will pay a purchase price in cash of approximately $277.5 million, subject to post-closing adjustment based on a determination of working capital at closing. The Asset Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions. The transaction is subject to antitrust and third-party approvals, and other customary closing conditions.
Neither Del Monte nor any of its affiliates have any material relationships with TreeHouse or its directors, officers or affiliates.
This description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Asset Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Del Monte. The Asset Purchase Agreement contains representations and warranties that the parties to the Asset Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Asset Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in Del Monte’s public disclosures.
Section 9 — Financial Statements and Exhibits
Item 9.01.     Financial Statements and Exhibits
          (c)     Exhibits

Exhibit	Description
2.1	Asset Purchase Agreement between Del Monte Corporation and TreeHouse Foods, Inc., dated as of March 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: March 3, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Asset Purchase Agreement between Del Monte Corporation and TreeHouse Foods, Inc., dated as of March 1, 2006.